UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Amended Report: December 1, 2006
Date of Earliest Event Reported: November 16, 2006

Fresh Harvest Products, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-51390	33-1130446
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

280 Madison Avenue, Suite 1005 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (212) 889-5904

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

EXPLANATORY NOTE

This amendment is being filed to correct a typographical error and for the specific purposes of: (1) clarifying which of the Registrant’s accounting statements cannot be relied upon; and (2) providing more specific enumerated explanations of the accounting errors to be corrected.

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 16, 2006, the Board of Directors of Fresh Harvest Products (“Fresh Harvest”) concluded that there are material errors contained in our financial statements for the fiscal year ended October 31, 2005 and for the interim periods ended January 31, 2006 and April 30, 2006, as well as for the period from inception (November 26, 2003) through April 30, 2006, and that said financial statements should no longer be relied upon. Restatement of aforementioned financial statements will correct errors primarily relating to accounting for our reverse merger that occurred on December 16, 2005, and related recapitalization and valuation of shares issued during the aforementioned periods.  Specifically, the company expects the restated financial statements to:

1)               Correct accounting for its reverse merger and related recapitalization to properly reflect the number of shares of common stock received in the exchange, including the addition of footnote disclosure explaining the significant terms of the transaction.

2)              Contain disclosure of significant terms of convertible notes.

3)              Reclassify interest income to general and administrative expenses.

4)               Correct the weighted average of shares outstanding used in earnings per share computations.

5)               Correct the valuation of shares issued during the periods.

6)               Correct the Statements of Cash Flows related to the above items.

The restatements are not expected to affect reported cash balances for any restated periods.

The Board of Directors discussed management’s conclusions with Moore & Associates, Charted Accountants and Advisors, Fresh Harvest’s current independent auditor. Moore & Associates audited Fresh Harvest’s financial statements for the period ended from inception on November 26, 2003 through the year ended October 31, 2005, and have been engaged to audit Fresh Harvest’s financial statements for the year ended October 31, 2006.

.

 Although we intend to file amendments to those periodic reports that contain financial statements that have been affected by the above mentioned financials statement errors and our registration statement on Form SB-2, as soon as practicable, because we have not yet concluded our analysis of these issues, the anticipated impact on our financial statements described above is subject to change.

We have completed our assessment of how the changes being made reflect on the adequacy of our internal controls over financial reporting and our disclosure controls in general and have concluded that the factors that resulted in the restatements were caused by a lack of consistent authoritative guidance and not a failure to detect and assess the issues and collect relevant data.

Certain matters discussed in this report may constitute "forward-looking statements”. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond our ability to control or predict, including, but not limited to (i) our final determination of the magnitude of the accounting adjustments described in this report, (ii) the discovery of other errors in our financial statements, which could result in further adjustments,  (iii) the completion of the restatement process and, (iv) other risks and uncertainties outlined in our periodic reports filed with the SEC. These statements are made as of the date of this report, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The information in this Item 2.02 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in the filing. The inclusion of any information in this Item 4.02 is not an admission as to the materiality of the information.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: December 1, 2006	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors